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                                                                   Exhibit 10.47


                      MODIFICATION OF EMPLOYMENT AGREEMENT

         This Modification of Employment Agreement made as of this 9th day of March, 2005, by and between Valley National Gases, Inc. ("Company"), a West Virginia corporation and Gerald W. Zehala ("Employee").

         WITNESSETH:

         WHEREAS, Employee is deemed by Company to be a valuable executive officer serving the Company; and

         WHEREAS, Company wishes to retain Employee as an executive officer of the Company; and

         WHEREAS, the Company does not have any retention agreements or policies presently in place that would affect this Employee; and

         WHEREAS, the Company and Employee have previously entered an Employment Agreement ("Employment Agreement") which is dated the 1st day of June, 2004; and

         WHEREAS, the parties now desire to amend the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises contained herein and in that certain Employment Agreement between the parties, it is agreed as follows:

         1.) Section 2. of the Employment Agreement is hereby amended to read as follows:

                  Term. The Employee's employment by the Company and the initial term of this Agreement ("Initial Term") shall commence as of the date hereof and shall continue in full force and effect, unless earlier terminated as provided hereinafter in Section 6., until the third (3rd) anniversary thereof. At the conclusion of the Initial Term, Employee's employment with the Company may, at the Company's election, continue thereafter, until terminated as provided hereinafter in Section 6., on the terms and conditions as set forth in this Agreement. The Initial Term and all time of employment thereafter shall collectively be referred to as the "Employment Term".

         2.) Other than the amendment to the term of the Employment Agreement above set out, there are no additional modifications to the Employment Agreement which continues in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Modification of Employment Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, as of the day and year first written above.


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                                           Valley National Gases, Inc.
WITNESS:


/s/  James P. Hart                     By:  /s/  W.A. Indelicato
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                                            William A. Indelicato
                                      Its:  Chief Executive Officer


WITNESS:

/s/  James P. Hart                          /s/  Gerald W. Zehala
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                                            Gerald W. Zehala